Sam Kan & Company CPA

1151 Harbor Bay Pkwy, Ste 101

Alameda, CA 94502

T: (510) 355-0492

F: (866) 828-1446

hhtp://www.skancpa.com

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Exhibit 23.1

We hereby consent to the incorporation by reference in the financial statements of Amhearst Glen, Inc. for the period ended October 5, 2009 of our reports dated December 22, 2009 included in its Registration Statement on Form S-1 dated April 1, 2010 relating to the financial statements and financial statement schedules for the period ended October 5, 2009 listed in the accompanying index.

/s/ Sam Kan & Company
Firm’s Manual Signature

Alameda, CA
City, State

4/1/2010
Date